SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 3, 2003

WESTERN UNITED HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Washington	1-31576	73-1642091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201-5015

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 838-2500

None

(Former name or former address, if change since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Metropolitan Investment Securities, Inc. (“MIS”), a National Association of Securities Dealers, Inc. member firm, is the sole broker dealer responsible for the offer and sale of the Registrant’s preferred stock. MIS has received a “Wells” letter from the NASD stating that the staff of the NASD has made a preliminary determination to recommend that a disciplinary action be brought against MIS. Under the Wells process adopted by the NASD, MIS has been provided an opportunity to respond before the NASD staff makes a formal recommendation to the NASD regarding any such action. MIS intends to respond promptly to the notice and is cooperating with the NASD to resolve this matter.

     The Registrant is unable to determine at this time the impact on the Registrant of the ultimate resolution of the pending matters. The ultimate resolution of the pending matters could have an adverse affect on MIS’s ability to continue selling the Registrant’s securities. If MIS is unable to continue selling the Registrant’s securities, it could have an adverse affect on the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN UNITED HOLDING COMPANY

Date: July 7, 2003	By:	/s/ C. Paul Sandifur, Jr. C. Paul Sandifur, Jr., President